                                                                   EXHIBIT 10.32



                                  OFFICE LEASE
                              SCOTTSDALE NORTHSIGHT


         THIS INDENTURE OF LEASE (the "Lease"), dated as of the 30th day of April ____, 1998, by and between OPUS WEST CORPORATION, a Minnesota corporation, owner of the Office Complex (as hereinafter defined), hereinafter referred to as "Lessor", and JDA SOFTWARE GROUP, INC., a Delaware corporation, hereinafter referred to as "Lessee".

                                   WITNESSETH:

         That Lessor, in consideration of the rents and covenants hereinafter set forth, does hereby lease and let unto Lessee, and Lessee does hereby hire and take from Lessor, that certain space shown and designated on the site plan attached hereto and made a part hereof as Exhibit A, which space shall consist of not less than 95,000 rentable square feet (the final area to be determined pursuant to Article XXI, below) and shall be comprised of the entire rentable areas on the second (2nd) and third (3rd) floors (at a minimum) of the Office Complex containing approximately 136,000 rentable square feet, to be constructed by Lessor west and contiguous to 87th Street and south of Raintree Drive, Scottsdale, Arizona 852__, and, subject to the naming rights of Lessee provided herein, to be known as Scottsdale Northsight. The aforesaid space leased and let unto Lessee is hereinafter referred to as the "Premises"; the land (including all easement areas appurtenant thereto) upon which the building ("Building") of which the Premises are a part is hereinafter referred to as the "Property"; and the Property and all buildings and improvements and personal property of Lessor used in connection with the operation or maintenance thereof located therein and thereon and the appurtenant parking facilities, if any, are hereinafter called the "Office Complex".

         Lessee hereby accepts this Lease and the Premises upon the covenants and conditions set forth herein and subject to any encumbrances (but subject also to the non-disturbance covenants contemplated in Article XV, below), covenants, conditions, restrictions and other matters of record and all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises.

         TO HAVE AND TO HOLD THE SAME PREMISES, without any liability or obligation on the part of Lessor to make any alterations, improvements or repairs of any kind on or about the Premises, except as expressly provided herein, for a term of ten (10) years, commencing on the first (1st) day of April, 1999 (as such date may be extended due to force majeure or Lessee's Delays, and herein referred to as the "Target Commencement Date"), and ending on the thirty-first (31st) day of March, 2009, unless sooner terminated, in the manner provided hereinafter, to be occupied and used by Lessee for general office purposes and for no other purpose, subject to the covenants and agreements hereinafter contained. The commencement of the term of this Lease shall be the later of (i) fifteen (15) days after the delivery of possession of Premises to Lessee, with the Tenant Improvements substantially completed or (ii) the delivery to Lessee of an occupancy permit for the Premises. Lessee shall not be required to accept delivery of possession prior to March 15, 1999. The commencement of operations (and not mere fixturization) by Lessee in any portion of the Premises shall be deemed to be acceptance of delivery of the Premises.

ARTICLE I. BASE RENT: In consideration of the leasing aforesaid, Lessee agrees to pay to Lessor, at c/o Opus West Management Corporation, 2415 East Camelback, Road, Suite 840, Phoenix, Arizona 85016, or at such other place as Lessor from time to time may designate in writing, an annual rental equal to the product of the rentable area of the Premises multiplied by the rental rate for the applicable portion of the term of this Lease, as hereinafter set forth, which annual rental may sometimes hereinafter be referred to as the "Base Rent", payable monthly, in advance, in equal monthly installments, commencing on the first day of the term and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the term:

          Applicable Portion                        Annual Rental Rate Per
              of Term                                Rentable Square Foot
          ------------------                         --------------------
         Months 1   through 60                              $13.40
         Months 61  through 120                              15.41

If the term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly rent for the first month of the term or the last month of the term, as the case may be, shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month.

         The amounts set forth above as the Annual Rental Rate per Rentable Square Foot are subject to reduction, based upon any savings realized in the "Total Project Costs", pursuant to Exhibit "E" attached hereto. For this purpose, "Total Project Costs" shall include all costs incurred in the acquisition, construction, development, and completion of the Office Complex, including, without limitation, land acquisition and related costs, permits, use fees, design, survey, engineering, environmental and soils consultants, legal, financing and interest expenses, commissions, labor, materials, real estate and other taxes, and allowances of three percent (3%) for a development fee, five percent (5%) for overhead and profit and five percent (5%) for general conditions. No other general contractor employed to construct this Office Complex shall be entitled to charge such fees (although subcontractors and suppliers may charge reasonable general conditions and overhead and profit fees). (Notwithstanding the foregoing, to the extent the water use fees exceed $1.00 per gross square foot based on the area of the Building, and to the extent such excess results in the actual amount of the "Total Project Costs" (set forth on Exhibit "E" attached hereto) exceeding the budget "Total Project Costs" (before the Tenant Improvement Allowance), then such excess shall reduce the Tenant Improvement Allowance otherwise available to Lessee under this Lease.) Lessor shall be responsible to supply to the Premises the 2' x 4' layin parabolic light fixtures, the 2' x 2' layin ceiling tile and the necessary ceiling grid. To the extent the costs of supplying the materials listed in the preceding sentence results in the actual amount of the "Total Project Costs" (set forth on Exhibit "E" attached hereto) exceeding the budget "Total Project Costs" (before the Tenant Improvement Allowance and the water use fees referenced above), then such excess shall reduce the Tenant Improvement Allowance otherwise available to Lessee under this Lease. Accordingly, within sixty (60) days after the Commencement Date, Lessor shall provide to Lessee a reconciliation of the Total Project Costs, and a computation of the Base Rent (with reference to the 10.42% return) and including the 5% adjustment to the land acquisition (which adjustment shall be subject to reduction in inverse proportion to the increase in the initial area of the Premises, as designated by Lessee herein), as illustrated in Exhibit "E". In the event the resulting "rent" is less than $13.40, then the Base Rent for months 1 through 60 shall be such "rent", and the Base Rent for months 61 through 120 shall be 115% of the reduced Base Rent amount. All work which is a component of the Total Project Costs will be performed on an "open book" basis with Lessee (subject to confidentiality covenants of Article XXV) having access to all cost accounting records and books with respect to such work upon reasonable advance notice to Lessee.

ARTICLE II. ADDITIONAL RENT: In addition to the Base Rent payable by Lessee under the provisions of Article I hereof, Lessee shall pay to Lessor "Additional Rent" as hereinafter provided for in this Article II. All sums under this
Article II and all other sums and charges required to be paid by Lessee under this Lease (except Base Rent), however denoted, shall be deemed to be "Additional Rent". If any such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Base Rent falling due.

         For purposes of this Article II, the parties hereto agree upon the following Definitions:

         A. The term "Lease Year" shall mean each of those calendar years commencing with and including the year during which the term of this Lease commences, and ending with the calendar year during which the term of this Lease (including any extensions or renewals) terminates.

         B. The term "Real Estate Taxes" shall mean and include all personal property taxes of Lessor relating to Lessor's personal property located in the Office Complex and used or useful in connection with the operation and maintenance thereof, real estate taxes and installments of special assessments, including interest thereon, relating to the Property and the Office Complex, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office Complex is located or any political subdivision thereof, against Lessor or all or any part of the Office Complex as a result of Lessor's ownership of the Property or the Office Complex, and payable during the respective Lease Year. It shall not include any net income tax, estate tax, inheritance tax, excess profit taxes, franchise taxes, gift taxes, capital stock taxes, other taxes applied or measured by Lessor's net income, and any items included as Operating Expenses (defined below).

         C. The term "Operating Expenses" shall mean and include all expenses incurred with respect to the maintenance and operation of the Property and the Office Complex as determined by Lessor's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to property, casualty or liability insurance (and such other types of insurance typically procured by landlords for office projects comparable to the Office Complex) premiums (including insurance premiums for rent insurance), maintenance and repair costs, steam, electricity, water, sewer, gas and other utility charges, fuel, lighting (including the tubes, ballasts and starters of fluorescent parabolic lights), window washing, janitorial services, trash and rubbish removal, wages payable to employees of Lessor whose duties are connected with the operation and maintenance (and specifically excluding administration) of the Property and the Office Complex (but only for the portion of their time allocable to work related to the Office Complex (and specifically excluding administration)), amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Property and the Office Complex, all costs of uniforms, supplies and materials used in connection with the operation and maintenance of the Property and the Office Complex, all payroll taxes, unemployment insurance costs, vacation allowances and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits, and any other expense imposed on Lessor or its contractors or subcontractors, pursuant to law or pursuant to any collective bargaining agreement covering such employees, all services, supplies, repairs, replacements or other expenses for maintaining and operating the Office Complex, reasonable attorneys' fees and costs in connection with appeal or contest of real estate or other taxes or levies, and such other expenses as may be ordinarily incurred in the operation and maintenance of an office complex and not specifically set forth herein, including reasonable management fees (which, as charged to Lessee, shall not exceed two and one-half percent (2 1/2%) of the Base Rent plus Additional
                  Rent) and the costs of a building office at the Office Complex. Lessor agrees, however, that a building office shall not be at the Office Complex, unless located in Phase II, or otherwise approved by Lessee. Lessee shall have the right to approve the janitorial service contractor. The term "Operating Expenses" shall not include any capital improvement to the Office Complex other than replacements required for normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses, expenses for renovating space for new tenants, or for any cost or expense incurred solely for the benefit of a tenant or occupant at the Office Complex, other than Lessee, legal expenses incident to enforcement by Lessor of the terms of any lease, interest or principal payments on any mortgage or other indebtedness of Lessor, compensation paid to any employee of Lessor above the grade of building superintendent, depreciation allowance or expense. Notwithstanding the foregoing, in the event Lessor installs equipment in or makes improvements or alterations to the Office Complex which are for the purpose of reducing energy costs, maintenance costs or other Operating Expenses (and which, based upon reasonable evidence, do reduce such costs and expenses) or which are required under any governmental laws, regulations or ordinances which were not required at the date of commencement of the term of this Lease, Lessor may include in Operating Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis. Operating Expenses shall also be deemed to include expenses incurred by Lessor in connection with city sidewalks adjacent to the Property and any pedestrian walkway system (either above or below ground) or other public facility to which Lessor or the Office Complex is from time to time subject in connection with operations of the Property and the Office Complex. The term "Operating Expenses" shall also include any assessments or fees or other charges imposed upon the Office Complex, or upon Lessor as a result of Lessor's ownership of the Office Complex, under any encumbrances, covenants, conditions, restrictions or other matters now of record or hereafter recorded against the Office Complex. Lessor shall use commercially reasonable efforts to maintain Operating Expenses (and each component thereof) at competitive, market rates, and to cooperate with Lessee in this regard, including re-bidding any service or cost-item deemed, by Lessee, to be above competitive, market rates. Lessee's failure to assess any charges to Lessee of any additional, or previously unbilled Operating Expenses or Real Estate Taxes for a Lease Year by

                  December 31 of the following calendar year shall be deemed a waiver by Lessee of its right to assess and collect such additional unbilled amount.

         D. The term "Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses" shall mean the product of (i) the percentage obtained by dividing the rentable area of the Premises by the rentable area of the Office Complex, and (ii) the Real Estate Taxes and Operating Expenses for the applicable Lease Year; provided, however, the percentage used to calculate Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses shall be amended each Lease Year to the greater of the following: (i) if the total rentable area leased in the Office Complex (pursuant to leases under which the term has commenced) is ninety-five percent (95%) or less than the rentable area of the Office Complex, the percentage shall be that which the rentable area of the Premises bears to ninety-five percent (95%) of the total rentable area of the Office Complex for such Lease Year; or (ii) if the total rentable area leased in the Office Complex (pursuant to leases under which the term has commenced) is greater than ninety-five percent (95%), the percentage shall be that which the rentable area of the Premises bears to the actual rentable area of the Office Complex for such Lease Year. Rentable area shall in no event include basement storage space or garage space.

         E. Anything herein to the contrary notwithstanding, it is agreed that in the event the Office Complex is not fully occupied during any calendar year or any Lease Year, a reasonable and equitable adjustment shall be made by Lessor in computing the Operating Expenses for such year so that the Operating Expenses shall be adjusted to the amount that would have been incurred had the Office Complex been fully occupied during such year. Any such adjustment shall be consistent with prudent property management practices, shall be disclosed in writing to Lessee in each Lease Year's reconciliation statement of Operating Expenses provided to Lessee, and shall not conflict with the provisions of Article II.D., above.

         As to each Lease Year during the term of this Lease, Lessor shall estimate for each such Lease Year (i) the total amount of Real Estate Taxes and Operating Expenses; (ii) Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses; and (iii) the computation of the annual and monthly rental payable during such Lease Year as a result of increases or decreases in Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses. Said estimate shall be in writing and shall be delivered or mailed to Lessee at the Premises. Lessor shall endeavor to deliver said estimate no later than April 30 of each Lease Year. As of the date of this Lease, Lessor estimates the total amount of Real Estate Taxes and Operating Expenses for the first lease Year of Operation of the Office Complex to be approximately $6.00, per rentable square foot.

         Lessee shall pay, as Additional Rent, the amount of Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses for each Lease Year, so estimated, in equal monthly installments, in advance, on the first day of each month during each applicable Lease Year. In the event that said estimate is delivered to Lessee after the first day of January of the applicable Lease Year, said amount, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month over the balance of such Lease Year, with the number of installments being equal to the number of full calendar months remaining in such Lease Year.

         From time to time during any applicable Lease Year, Lessor may re-estimate the amount of Real Estate Taxes and Operating Expenses and Lessee's Pro Rata Share thereof, and in such event Lessor shall notify Lessee, in writing, of such re-estimate in the manner above set forth and fix monthly installments for the then remaining balance of such Lease Year in an amount sufficient to pay the re-estimated amount over the balance of such Lease Year after giving credit for payments made by Lessee on the previous estimate.

         Upon completion of each Lease Year (and in any event prior to the immediately succeeding June 30), Lessor shall cause its accountants to determine the actual amount of Real Estate Taxes and Operating Expenses for such Lease Year and Lessee's Pro Rata Share thereof and deliver a written certification of the amounts thereof (in reasonable detail) to Lessee after the end of each Lease Year. If Lessee has paid less than its Pro Rata Share of Real Estate Taxes and Operating Expenses for any Lease Year, Lessee shall pay the balance of its Pro Rata Share of the same within thirty (30) days after the receipt of such statement. If Lessee has paid more than its Pro Rata Share of Real Estate Taxes and Operating Expenses for any Lease Year, Lessor shall, at Lessee's option, either (i) refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Lessor for its estimate of Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses for the next following Lease Year. A pro rata adjustment shall be made for a fractional Lease Year occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of this Lease during said Lease Year as compared to three hundred sixty-five (365) days and all additional sums payable by Lessee or credits due Lessee as a result of the provisions of this
Article II shall be adjusted accordingly.

         Further, Lessee shall pay, also as Additional Rent, all other sums and charges required to be paid by Lessee under this Lease, and any tax or excise on rents, gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office Complex is located or any political subdivision thereof, or any city or municipality, against Lessor in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Lessor's receipt of such rents or other charges accruing under this Lease; provided, however, Lessee shall have no obligation to pay net income, estate or inheritance taxes of Lessor.

ARTICLE III. LATE CHARGE AND OVERDUE AMOUNTS - RENT INDEPENDENT: Lessee shall pay to Lessor, as liquidated damages, a late charge equal to five percent (5%) of any amount not paid on the date when the same is due to compensate Lessor for its costs in connection with such late payment by Lessee. Notwithstanding the preceding sentence, as a condition to Lessor's assessment and collection of said late charge, the late charge shall not be due unless Lessee fails to pay any amount within ten (10) days after notice from lessor; however, said condition shall only apply to the first two (2) delinquencies during any calendar year during the term of this Lease. The assessment or collection of a late charge hereunder shall not constitute the waiver by Lessor of a default by Lessee under this Lease and shall not bar the exercise by Lessor of any rights or remedies available under this Lease. In addition, any installment of Base Rent, Additional Rent or other charges to be paid by Lessee accruing under the provisions of this Lease, which shall not be paid when due, shall bear interest at the rate of one percent (1%) per month from the date which is thirty (30) days after the date when the same is due until the same shall be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances. Lessee's covenants to pay the Base Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Lessor. Base Rent and Additional Rent are sometimes collectively referred to as "rent". Rent shall be payable without deduction, offset, prior notice or demand, in lawful money of the United States, except as expressly provided herein.

ARTICLE IV. POSSESSION OF PREMISES: Lessor shall use commercially reasonable and diligent efforts to construct and deliver the Premises as required by the provisions of this Lease. If Lessor shall be unable to give possession of the Premises on the Target Commencement Date because the construction of the Office Complex or the completion of the Premises has not been sufficiently completed to make the Premises ready for occupancy or if Lessor shall fail to provide a certificate of occupancy, or for any other reason, Lessor shall not be subject to any claims, damages or liabilities for the failure to give possession on said date except as expressly set forth in this Article IV. Under said circumstances, the rent reserved and covenant to pay same shall not commence until possession of the Premises is given or the Premises are ready for occupancy, whichever is earlier. Failure to give possession on the date of commencement of the term shall in no way affect the validity of this Lease or the obligations of Lessee hereunder; provided, however, that if the date of commencement of the initial term is delayed beyond the Target Commencement Date, the expiration date of the initial term shall be extended to provide for a full ten-year initial term of this Lease. If Lessee is given and accepts possession of the Premises on a date earlier than the date above specified for commencement of the term, and commences operating its business therefrom (and not merely installing equipment and fixtures), the rent reserved herein and all covenants, agreements and obligations herein and the term of this Lease shall commence on the date that possession of the Premises is given to Lessee.

         The acceptance of possession by Lessee shall be deemed conclusively to establish that the Premises and all other improvements of the Office Complex required to be constructed by Lessor for use thereof by Lessee hereunder have been completed at such time to Lessee's satisfaction and in conformity with the provisions of this Lease in all respects unless Lessee notifies Lessor in writing within sixty (60) days after commencement of the term as to any items not completed. Lessee waives any claim as to matters not listed in said notice. Lessor shall exercise commercially reasonable efforts to complete, repair or replace any aspect of the Premises set forth in said notice, within sixty (60) days of said notice. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the Premises or the Office Complex or with respect to the suitability or fitness of either for the conduct of Lessee's business or for any other purpose except as expressly set forth herein. Nothing contained in this Article shall affect the commencement of the Lease term or the obligation of Lessee to pay any rent due under this Lease.

         On or before February 1, 1999, Lessor shall notify Lessee (said notice herein referred to as the "Target Notice") of the "Target Delivery Date" (defined for purposes herein as that date when Lessor shall deliver non-exclusive possession of the Premises to Lessee with substantial completion of the Tenant Improvements at which time Lessee may commence installation of its fixtures and equipment) as well as the Target Commencement Date (which, in absence of Lessee's written approval, shall be not less than fifteen (15) days after the Target Delivery Date). If Lessor fails to provide the Target Notice as required and such failure continues for five (5) business days after notice of such failure from Lessee (which notice shall describe the obligation of Lessor to provide said notice, and the resulting termination right (described below) of Lessee), then Lessee, by subsequent notice (given prior to Lessor's Target Notice) may elect to, and thereby, terminate this Lease.

         Tenant's existing premises for its corporate headquarters at 11811 N. Tatum Boulevard (the "Existing Premises"), is governed and created by several leases, is comprised of 55,977 rentable square feet, is scheduled to expire on March 31, 1999, and has an average base rent (before addition of the triple net charges) of $17.33 per rentable square foot. Tenant shall use diligent efforts to reach an agreement with its existing landlord to allow a holdover of such existing premises, at no extraordinary penalty or additional cost, until the Target Commencement Date, and to thereby mitigate the amount of the reimbursement obligation of Lessor described in the next paragraph. Lessor acknowledges that as of the date of this Lease, said landlord has refused to agree to any holdover arrangement. However, Lessor and Lessee shall continue to cooperate with each other in negotiating with said landlord to provide for holdover rights deemed acceptable to Lessor and Lessee.

         If the Target Notice indicates a Target Delivery Date which is a date beyond March 15, 1999, or a Target Commencement Date which is a date beyond April 1, 1999, then Lessor shall assist Lessee to procure substitute premises in a "Class 'B'" or better quality office project (as such category is generally understood as of the date hereof), of approximately the same size as the Existing Premises at an alternate location in the greater metropolitan Phoenix area for Lessee's benefit, until the Target Commencement Date. Lessor shall reimburse Lessee (within twenty (20) days of receipt of Lessee's demand therefore with reasonable, supporting documentation) for Lessee's out of pocket, verified costs: (i) directly related to relocating to said substitute premises from the Existing Premises; and (ii) for leasing said substitute premises, to the extent the total rent rate payable for the substitute premises exceeds the total rent rate payable at the time of expiration of the leases for the Existing Premises (collectively, the "Reimbursement Obligation"); the parties intend by the foregoing provision to have Lessor pay for the additional costs (as specified in (i) and (ii) above) incurred by Lessee as a result of Lessor's inability to complete and deliver the Premises by the dates set forth in the first sentence of this paragraph.

         If the actual substantial completion and delivery to Lessee of the Premises occurs after the Target Delivery Date, and the actual commencement of the term of this Lease occurs after the Target Commencement Date (as each "Target" date is set forth in the Target Notice), then Lessor shall also pay to Lessee, the sum of $40,000.00 for each month (and prorated for any partial months) transpiring between the Target Commencement Date and the actual commencement of the term of this Lease, and such amount shall be included (in addition to the amounts described in the preceding paragraph) in the "Reimbursement Obligation".

         If by December 31, 1998, a construction and building permit has not been issued for the Building (exclusive of the Tenant Improvements for the Premises) despite the commercially reasonable efforts of Lessor, then either party, by notice to the other within fifteen (15) days of such date, may terminate this Lease, in which case, neither party shall have any further liability to the other, and Lessor shall have no Reimbursement Obligation. Further, if by September 15, 1999, the Premises have not been substantially completed and all required occupancy permits have not been provided, then Lessor's Reimbursement Obligation shall cease accruing as of said date, and further Lessee may elect to terminate this Lease by notice to Lessor within fifteen (15) days of such date.

         All obligations of Lessor in this Lease to plan, develop, improve and construct the Office Complex, including the Premises, are subject to acts of God, strikes, labor troubles, failure or refusal of governmental authorities to timely issue permits or approvals or conduct reviews or inspections (despite the commercially reasonable efforts of Lessor), civil disorder, inability to procure materials (despite the commercially reasonable efforts of Lessor), restrictive governmental laws or regulations, acts or omissions of Lessee which interfere with the discharge by Lessor of its obligations, the failure or refusal of Lessee to act or respond in a timely manner, or other causes beyond Lessor's reasonable control ("force majeure"). To the extent the substantial completion of the Office Complex, including the Premises, is delayed because of causes force majeure, then the dates applicable for the Target Delivery Date, the Target Commencement Date, the dates set forth in the preceding paragraph, and all other dates set forth in this Lease which relate to the construction and delivery of the Office Complex and the Premises, shall be postponed in an amount corresponding to the amount of the delays, and in addition, any Reimbursement Obligation of Lessor thereby resulting shall not be the responsibility of Lessor, notwithstanding anything in this Lease to the contrary.

         Lessee acknowledges that except for certain conduits, trenches and related facilities to be constructed by Lessor (to the extent described under the plans and specifications described on Exhibit "F", hereto) intended to accommodate the telephone service to the Office Complex, the failure to have operating telephone service to the Office Complex shall not affect the commencement of the term of this Lease, or the determination of the substantial completion of the Premises.

ARTICLE V. SERVICES: Subject to the provisions of Article II hereof, Lessor shall provide the following services on all days excepting Saturdays, Sundays, holidays, and as otherwise stated:

         A. Nightly janitorial services Monday through Friday in and about the Premises; provided, however, Lessor may, but shall not be obligated to, elect to furnish janitorial service on Saturday or Sunday in lieu of furnishing such service on Friday. The janitorial services furnished to the Premises shall include normal cleaning and upkeep services, normal removal of trash and rubbish, vacuuming and spot cleaning of carpeting, maintenance of towels, tissue and other restroom supplies and such other work as is customarily performed in connection with such nightly janitorial services in an office complex similar in construction, general location, use and occupancy to the Office Complex. Lessor shall also provide periodic interior and exterior window washing and cleaning and waxing of uncarpeted floors in accordance with Lessor's reasonable schedule.

         B. Electrical energy will be provided for lighting and operation of office machines, air conditioning, and heating as required for normal office usage during the normal working hours set forth in subparagraph C of this Article. Office machines will include electric typewriters and other office equipment of similar low electrical consumption. This does not include special lighting in excess of building standard (2.2 watts per square foot installed), or any other item of electrical equipment which singularly consumes more than 0.5 kilowatts per hour at rated capacity or requires a voltage other than one hundred twenty (120) volts single phase. If electrical consumption exceeds the requirement of normal office use as specified above (such as in a computer room), Lessor reserves the right to include and Lessee shall pay upon receipt of invoice, a charge based on the average cost per unit of electricity for the Office Complex applied to the excess use determined by an engineer selected by Lessor and/or by submeter. At the option of either Lessor or Lessee, a submeter may be provided and installed at Lessee's expense, if allowable under law and local utility regulations. Lessee shall pay the cost of all equipment and of the installation of all facilities provided and installed by Lessor to provide such electrical capacity in excess of the above normal office standards. Lessee shall not make any installation requiring excess electrical energy without first receiving Lessor's written consent thereto, which shall not be unreasonably withheld; and provided further that Lessee shall pay all costs of installation of facilities necessary to furnish such excess capacity and for such increased electrical usage. All electric lighting bulbs for specialized lighting within the Premises shall be replaced by Lessor at the expense of Lessee and shall be paid by Lessee upon receipt of invoice from Lessor as rent. The electrical service required of Lessor by this subparagraph B, and electricity for other uses consented to by Lessor, shall be available at all times subject to the requirement that Lessee pay for usage in excess of the electrical service to be provided pursuant to the terms of this subparagraph B.

         C. Heat and air conditioning, when necessary in Lessor's reasonable judgment (consistent with standards of prudent property management applicable for comparable office projects), for normal comfort, from 7 o'clock A.M. to 6 o'clock P.M. on non-holiday weekdays, and on Saturdays which are not holidays, from 7 o'clock A.M. to 1 o'clock P.M. Air conditioning to the Premises is to be provided based on standard lighting and normal incidental office use only. During other hours, Lessor shall provide such amounts of heating and air conditioning within designated and configured (based upon the HVAC distribution system) zones within the Premises,upon reasonable advance notice from Lessee to Lessor, which advance notice shall not be less than twenty-four (24) hours; and Lessee, upon presentation of a bill therefor, shall pay Lessor for such service on an hourly basis at the then prevailing rates as established by Lessor. As of the date of this Lease, said rate shall be $2.50 per hour per air distribution zone, subject to reasonable provider increases as a result of increased utility or other charges.

         D. Hot and cold water from the regular building outlets for lavatory and restrooms and for drinking purposes, at all times.

         E. Passenger elevator service in common with other tenants to be provided by automatic elevators, at all times. Lessor shall have the right to restrict the use of elevators for freight purposes to the freight elevator and to hours to be determined by Lessor. Lessor shall have the right to limit the number of elevators to be in operation on Saturdays, Sundays and holidays.

         F. Maintenance in good order, condition and repair of the parking facilities and all driveways leading thereto and keeping the same free from any unreasonable accumulation of snow. Lessor shall keep and maintain the landscaped area and parking facilities in a neat and orderly condition. Lessor reserves the right to designate areas of the appurtenant parking facilities where Lessee, its agents, employees and invitees shall park and may exclude Lessee and its agents, employees and invitees from parking in other areas as designated by Lessor; provided, however, Lessor shall not be liable to Lessee for the failure of any tenant or its invitees, employees, agents or customers to abide by Lessor's designations or restrictions. Lessee is aware that Lessor may be required to designate certain parking stalls due to governmental request or order to accommodate car or van poolers.

         G. Lessee shall be solely responsible for the direct payment of all utilities which are separately metered or separately charged (electric, natural gas (if any), telephone, cable television (if any) and any other special utility requirements of Lessee), if any, to the Premises or to Lessee and shall make such payments to the respective utility companies prior to delinquency. Such amounts shall not be included as Operating Expenses.

         No interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, strikes, lockouts, labor controversy, accident, inability to obtain fuel or supplies, or other causes shall be deemed an eviction or disturbance of Lessee's use and possession, or render Lessor liable for damages, by abatement of rent or otherwise or relieve Lessee from any obligation herein set forth; provided, however, that if there is a localized interruption in, or localized temporary stoppage of, any of the aforesaid services in the Premises (as opposed to an interruption in the general vicinity of the Office Complex not under Lessor's control), and if such interruption or temporary stoppage is within the sole control of Lessor and, after notice to Lessor, Lessor does not diligently attempt and continue diligent attempts to cure such interruption or temporary stoppage, then Lessee shall be entitled to a reasonable abatement of Base Rent and Additional Rent if after twenty-four (24) hours after Lessor's receipt of notice, Lessor's efforts to cure same have failed. In no event shall Lessor be required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary guidelines or laws, ordinances or regulations of governmental authority. Lessor reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services.

         Lessee shall not, without the prior written consent of Lessor, use any apparatus or device in or about the Premises which shall cause any substantial noise or vibration or which will increase the amount of electricity or water, if any, usually furnished or supplied for use of the Premises as general office space. Lessee shall not connect with electric current or water pipes, except through existing electrical or water outlets already in the Premises, any apparatus or device for the purposes of using electric current or water.

ARTICLE VI. INSURANCE: Lessor shall keep the Office Complex insured for the benefit of Lessor in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs and a commercially reasonable deductible) against:

         (a)      loss or damage by fire; and

         (b) such other risk or risks of a similar or dissimilar nature as are now or may be customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosion, vandalism, malicious mischief, civil commotion and such other coverage as may be deemed necessary by Lessor, provided such additional coverage is obtainable and provided such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office Complex.

         These insurance provisions shall in no way limit or modify any of the obligations of Lessee under any provision of this Lease. Lessor agrees that such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clause as to Lessee, and Lessor waives, releases and discharges Lessee from all claims or demands whatsoever which Lessor may have or acquire arising out of damage to or destruction of the Office Complex or loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Lessee or its agents, employees, cus-tomers or business invitees, or otherwise, and Lessor agrees to look to the insurance coverage only in the event of such loss. Insurance premiums paid thereon shall be a portion of the "Operating Expenses" described in Article II hereof. Notwithstanding the above, in the event a release of Lessee or waiver of subrogation as to Lessee (without invalidation of coverage) becomes generally unavailable in insurance policies as to commercial office projects similar to the Office Complex, the release and any waiver of subrogation above provided for shall cease upon written notice by Lessor to Lessee of such event. Thereafter, Lessee may, upon written notice to Lessor, require Lessor to secure a waiver of subrogation as to Lessee if (a) a right to waive subrogation as to Lessee thereafter becomes available without increased premium, or (b) a right to waive subrogation as to Lessee becomes available and Lessee pays any increased premium required in connection therewith.

         Lessee shall keep all of its machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody or control of Lessee) and business interests which may be located in, upon or about the Premises insured for the benefit of Lessee in an amount equivalent to the full replacement value or insurable value thereof against:

         (a)      loss or damage by fire; and

         (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Office Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion and such other coverage as Lessee may deem appropriate or necessary.

         Lessee agrees that such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clause as to Lessor, and Lessee waives, releases and discharges Lessor and its agents, employees and contractors from all claims or demands whatsoever which Lessee may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property and loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Lessor or its agents, employees, contractors or otherwise, and Lessee agrees to look to the insurance coverage only in the event of such loss.

         Lessee shall be permitted to "self-insure" or to establish deductible limits under such policies, provided, however, that the amount of such retained risk shall not exceed, at any time, ten percent (10%) of Lessee's Tangible Net Worth (defined in the last paragraph of this Article), as the same may change from time to time. Lessee agrees that such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clause as to Lessor, and Lessee waives, releases and discharges Lessor and its agents, employees and contractors from all claims or demands whatsoever which Lessee may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property and loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Lessor or its agents, employees, contractors or otherwise, and Lessee agrees to look to the insurance coverage only in the event of such loss.

         Lessor shall, as a portion of the Operating Expenses defined in Article II, maintain, for its benefit and the benefit of its managing agent, general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Complex, such insurance to afford protection to Lessor and its managing agent in such amounts as Lessor deems commercially reasonable and comparable to the amounts maintained for projects similar to the Complex, but in no event less than $2,000,000.00 of total insurance coverage for the commercial general liability policy.

         Lessee shall, at Lessee's sole cost and expense but for the mutual benefit of Lessor, its managing agent and Lessee, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to Lessor, its managing agent and Lessee to the limit of not less than One Million and No/100 Dollars ($1,000,000.00) in respect to the injury or death to a single person, and to the limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in respect to any one accident, and to the limit of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) in respect to any property damage or any greater amounts, if Lessee procures insurance with greater limits. Such policies of insurance shall be written in companies reasonably satisfactory to Lessor, naming Lessor and its managing agent as additional insureds thereunder, and such policies, or a memorandum or certificate of such insurance, shall be delivered to Lessor, which certificate shall require the insurance underwriter to notify Lessor, not less than thirty
(30) days prior to any cancellation or termination of such insurance coverage. At such time as insurance limits required of tenants in office buildings in the area in which the Office Complex is located are generally increased to greater amounts, Lessor shall have the right to require such greater limits as may then be customary. Lessee agrees to include in such policy the contractual liability coverage insuring Lessee's indemnification obligations provided for herein. Any such coverage shall be deemed primary to any liability coverage secured by Lessor. Such insurance shall also afford coverage for all claims based upon acts, omissions, injury or damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

         Lessee agrees to indemnify, protect, defend and hold harmless Lessor and Lessor's partners, shareholders, employees, lender and managing agent harmless from and against any and all claims, losses, costs, liabilities, actions and damages, including without limitation attorneys' fees and costs, by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Lessee or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Lessee or its agents or employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and the Office Complex, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor or its managing agent, by reason of any such claim, Lessee upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessor.

         Lessee agrees, to the extent not expressly prohibited by law, that Lessor and Lessor's agents, employees and servants shall not be liable, and Lessee waives all claims for damage to property and business sustained during the term of this Lease by Lessee occurring in or about the Office Complex, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Office Complex or any part thereof, or from equipment or appurtenances becoming out of repair, or from accident, or from any occurrence or act or omission of Lessor, Lessor's agents, employees or servants (other than as a result of the gross negligence or willful misconduct of Lessor, its agents, employees or servants), any tenant or occupant of the Office

Complex or any other person. This paragraph shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Office Complex or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

         Anything herein to the contrary notwithstanding, in the event any damage to the Office Complex results from any act or omission of Lessee or its agents, employees or invitees, and all or any portion of Lessor's loss is within the "deductible" portion of Lessor's insurance coverage, Lessee shall pay to Lessor the amount of such deductible loss (not to exceed $1,000 per event). All property in the Office Complex or on the Premises belonging to Lessee or its agents, employees or invitees or otherwise located at the Premises, shall be at the risk of Lessee only, and Lessor shall not be liable for damage thereto or theft, misappropriation or loss thereof, and Lessee agrees to defend and hold Lessor and Lessor's agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property. Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect in any other way any fire or other insurance upon the Office Complex or any of its contents, or cause a cancellation of any insurance policy covering the Office Complex or any of its contents. Notwithstanding anything to the contrary contained herein, Lessee shall within thirty (30) days of demand, reimburse Lessor for the full amount of any additional premium charged for such policy by reason of Lessee's failure to comply with the provisions of this paragraph, it being understood that such demand for reimbursement shall not be Lessor's exclusive remedy. Lessee shall promptly, upon demand, reimburse Lessor for any additional premium charged for any such policy by reason of Lessee's failure to comply with the provisions of this Article.

         In the event Lessee fails to provide Lessor with evidence of insurance required under this Article VI, Lessor may, but shall not be obligated to, and after ten (10) days demand upon Lessee, and without waiving or releasing Lessee from any obligation contained in this Lease, obtain such insurance and Lessee agrees to repay, upon demand, all such sums incurred by Lessor in effecting such insurance. All such sums shall become a part of the Additional Rent payable hereunder, but no such payment by Lessor shall relieve Lessee from any default under this Lease.

         For purposes hereof, "Tangible Net Worth" shall mean equity of Lessee and its subsidiaries on a consolidated basis determined in accordance with GAAP, minus the net book value of all intangible assets including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any subsidiary over the cost of the investment in such subsidiary.

ARTICLE VII. CERTAIN RIGHTS RESERVED BY LESSOR: Lessor reserves the following rights exercisable without notice and without liability to Lessee and without effecting an eviction, constructive or actual, or disturbance of Lessee's use or possession, or giving rise to any claim for setoff or abatement of rent:

         A. Subject to Article XXXVI, below, to control, install, affix and maintain any and all signs on the Property, or on the exterior of the Office Complex and in the corridors, entrances and other common areas thereof, except those signs within the Premises not visible from outside the Premises.

         B. To reasonably designate, limit, restrict and control any service in or to the Office Complex, including but not limited to the designation of sources from which Lessee may obtain sign painting and lettering (however, Lessor agrees not to unreasonably withhold its consent to Lessee's designation). Any restriction, designation, limitation or control imposed by reason of this subparagraph shall be imposed uniformly on Lessee and other tenants occupying space in the Office Complex, and pursuant to the comprehensive sign program, applicable to the Office Complex, which shall be subject to Lessee's reasonable consent.

         C. To retain at all times and to use in appropriate instances (which, except during an emergency, shall require reasonable prior notice) keys to all doors within and into the Premises. No locks shall be changed without the prior written consent of Lessor. This provision shall not apply to Lessee's safes or other areas maintained by Lessee for the safety and security of monies, securities, negotiable instruments or similar items.

         D. To make repairs, improvements, alterations, additions or installations, whether structural or otherwise, in and about the Office Complex, or any part thereof, and for such purposes to enter upon the Premises (after reasonable advance notice of twenty-four (24) hours), and during the continuation of any of said work, to temporarily close doors, entryways, public spaces and corridors in the Office Complex and to interrupt or temporarily suspend services and facilities.

         E. To restrict or prohibit vending or dispensing machines of any kind in or about the Premises; provided, however, Lessor consents to the installation of vending machines in the pantry or kitchen areas of the Premises for the dispensing of soda and other similar drinks and snack foods to only Lessee's employees, clients and visitors.

         F. To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Office Complex and to require all such items to be moved into and out of the Office Complex and the Premises only at such times and in such manner as Lessor shall direct in writing.

         G. To grant to anyone the exclusive right to conduct any particular business or undertaking in the Office Complex other than general office use, for only the following businesses: banks, savings and loan associations, candy and/or tobacco shops, and other stores selling retail products.

         Lessor and its agents may enter the Premises at any time in case of emergency and shall have the right to use any and all means which Lessor may deem proper to open such doors during an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Lessor in the event of an emergency shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or to be an eviction of Lessee from the Premises or any portion thereof.

         Lessee shall permit Lessor and its agents twenty-four (24) hours advance notice, to enter and pass through the Premises or any part thereof at reasonable times during normal business hours to: (a) post notices of nonresponsibility; and (b) exhibit the Premises to holders of encumbrances on the interest of Lessor under the

Lease and to prospective purchasers, mortgagees or lessees of the Office
Complex.

         All covenants and agreements to be performed by Lessee under any of the terms of this Lease shall be performed by Lessee at Lessee's sole cost and expense and without any abatement of rent. If Lessee shall fail to pay any sum of money (other than rent due Lessor) required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, including, but not limited to, the failure to commence and complete repairs promptly and adequately, and the failure to remove any liens or otherwise to perform any act or fulfill any obligation required of Lessee under this Lease, Lessor may, but shall not be obligated to do so, without waiving or releasing Lessee from any obligations of Lessee, and upon reasonable prior notice to Lessee, make any such payment or perform any such act on Lessee's part to be made or performed as in this Lease provided. All sums so paid by Lessor and all necessary incidental costs, together with an administrative charge in the amount of ten percent (10%) of any costs incurred by Lessor, and interest thereon at the rate set forth in Article III accruing from the date paid or incurred by Lessor until reimbursed to Lessor by Lessee, shall be payable to Lessor by Lessee as rent on demand and Lessee covenants to pay all such sums. Lessor shall have (in addition to any other right or remedy of Lessor) the same rights and remedies in the event of Lessee's nonpayment of such sums, as in the case of default by Lessee in the payment of rent to Lessor

ARTICLE VIII. ALTERATIONS AND IMPROVEMENTS: Lessee shall not make any improvements, alterations, additions or installations in excess of $10,000.00 or otherwise affecting the Building structure or systems, in or to the Premises (hereinafter referred to as "Work") without Lessor's prior written consent, which consent may not be unreasonably withheld. Along with any request for Lessor's consent and before commencement of the Work or delivery of any materials to be used in the Work to the Premises or into the Office Complex, Lessee shall furnish Lessor with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, an indemnification in such form and amount as may be reasonably satisfactory to Lessor, and for Work estimated to cost $100,000.00 or more, a performance bond executed by a commercial surety reasonably satisfactory to Lessor in an amount equal to the cost of the Work and for the payment of all liens for labor and material arising therefrom. Lessee agrees to defend and hold Lessor forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with said improvements, alterations, additions or installations. All Work shall be done only by contractors or mechanics reasonably approved by Lessor and at such time and in such manner as Lessor may from time to time reasonably designate. All Work done by Lessee or its agents, employees or contractors shall be done in such a manner as to avoid labor disputes. Lessee shall pay the cost of all such improvements, alterations, additions or installations (including a reasonable charge, not in excess of prevailing market rates, for Lessor's services and for Lessor's inspection and engineering time) and the cost of painting, restoring or repairing the Premises and the Office Complex occasioned by such improvements, alterations, additions or installations. Upon completion of the Work, Lessee shall furnish Lessor with contractor's affidavits, full and final waivers of liens and receipted bills covering all labor and materials expended and used. The Work shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Lessee shall permit Lessor to inspect construction operations in connection with the Work. Lessee shall not be allowed to make any improvements, alterations, additions or installations if such action results or would result in a labor dispute or otherwise would materially interfere with Lessor's operation of the Office Complex. Lessor, by written notice to Lessee given at or prior to termination of this Lease, may require Lessee, at

Lessee's sole cost and expense, to remove any improvements, alterations, additions or installations which are not typical of similar office projects used for general office purposes, installed by Lessee in the Premises and to repair or restore any damage caused by the installation and removal of such improvements, alterations, additions or installations; provided, however, the only improvements, alterations, additions or installations which Lessee shall remove shall be those specified in Lessor's notice. Lessee shall keep the Premises and the Office Complex free from any liens arising out of any work performed, material furnished or obligations incurred by Lessee, and shall indemnify, protect, defend and hold harmless Lessor from any liens and encumbrances arising out of any work performed or material furnished by or at the direction of Lessee. In the event that Lessee shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of and/or defense against the claim giving rise to such lien. All such sums paid by Lessor and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable as Additional Rent to Lessor by Lessee on demand with interest at the rate provided in Article III accruing from the date paid or incurred by Lessor until reimbursed to Lessor by Lessee.

ARTICLE IX. REPAIRS: Subject to Article VI hereof, Lessee shall, during the term of this Lease, at Lessee's expense, keep the Premises in as good order, condition and repair as they were at the time Lessee took possession of the same, reasonable wear and tear and damage from fire and other casualties excepted. Lessee shall keep the Premises in a neat and sanitary condition, and Lessee shall not commit any nuisance or waste on the Premises or in, on or about the Office Complex, throw foreign substances in the plumbing facilities, or waste any of the utilities furnished by the Lessor. All uninsured damage or injury to the Premises or to the Office Complex caused by Lessee moving furniture, fixtures, equipment or other devices in or out of the Premises or the Office Complex or by installation or removal of furniture, fixtures, equipment, devices or other property of Lessee or its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct or other cause of Lessee or its servants, employees, agents, visitors or licensees, shall be repaired, restored and replaced promptly by Lessee at its sole cost and expense to the satisfaction of Lessor. All repairs, restorations and replacements shall be in quality and class equal to the original work and shall comply with all requirements of this Lease.

         Subject to Article II hereof and to Lessee's specific obligations, except to the extent of any damage caused by the fault or negligence of Lessee, Lessor shall maintain and keep in good order, condition and repair all common areas of the Office Complex and the structural portions of the Office Complex, including the outer walls, roof, floors, foundations, load bearing members, trusses, and joists, the HVAC facilities serving the Premises, and the portions of the plumbing and electrical lines located outside of the Premises which serve the Premises.

         Lessor and its employees and agents shall have the right to enter the Premises at any reasonable time or times after twenty-four (24) hours advance notice, for the purpose of inspection, cleaning, repairs, altering or improving the same but nothing contained herein shall be construed as imposing any obligation on Lessor to make any repairs, improvements, alterations, additions or installations which are the obligation of Lessee.

         Either party may give written notice to the other party at least thirty
(30) days prior to vacating the Premises for the express purpose of arranging a meeting for a joint inspection of the Premises.

ARTICLE X. ASSIGNMENT AND SUBLETTING: Lessee shall not, without the prior written consent of Lessor, (i) transfer, pledge, mortgage or assign this Lease or any interest hereunder; (ii) permit any assignment of this Lease by voluntary act, operation of law or otherwise; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Lessee and its agents and employees. Notwithstanding the foregoing, a sublease or assignment to a subsidiary of Lessee, or an arrangement resulting from a merger or reorganization in which the surviving entity has a "Tangible Net Worth" (defined in Article VI of not less than Lessee's immediately prior to the merger or reorganization, shall not require the consent of Lessor. Lessee shall seek such written consent of Lessor by a written request therefor, setting forth such information as Lessor may deem necessary. Lessee shall, by notice in writing, advise Lessor of Lessee's intention, from, on and after a stated date (which shall not be less than twenty (20) days after the date of Lessee's notice), to assign this Lease or to sublet any part or all of the Premises for the balance or any part of the term. Lessee's notice shall include all of the terms of the proposed assignment or sublease and shall state the consideration therefor. Lessee's notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease shall be delivered to Lessor with Lessee's notice.

         Lessor, upon receiving Lessee's notice with respect to any such space, shall not unreasonably withhold its consent to Lessee's assignment of the Lease or subletting such space to the party identified in Lessee's notice; provided, however, that in the event Lessor consents to any such assignment or subletting, and as a condition thereto, Lessee shall pay to Lessor fifty percent (50%) of all profit derived by Lessee from such assignment or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount of all rent payable by such assignee or sublessee in excess of the Base Rent, and rent adjustments, payable by Lessee under this Lease after recovery by Lessee of its reasonable and necessary costs incurred in procuring the sublease or assignment. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Lessor shall be in cash for its share of any non-cash consideration based upon the fair market value thereof.

         Lessee shall and hereby agrees that it will furnish to Lessor upon request from Lessor a complete statement, certified by an independent certified public accountant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Lessee agrees that Lessor and its authorized representatives shall be given access at all reasonable times to the books, records and papers of Lessee relating to any such assignment or subletting, and Lessor shall have the right to make copies thereof. The percentage of Lessee's profit due Lessor hereunder shall be paid by Lessee to Lessor within ten (10) business days of receipt by Lessee of all payments made from time to time by such assignee or sublessee to Lessee.

         For purposes of the foregoing, any change in the partners of Lessee, if Lessee is a partnership, or, if Lessee is a corporation, any transfer of any or all of the shares of stock of Lessee by sale, assignment, operation of law or otherwise resulting in a change in the present control of such corporation by the person or persons owning a controlling portion of such shares as of the date of this Lease, shall be deemed to be an assignment within the meaning of this
Article X.

         Unless the express, written consent of Lessor is given regarding releasing Lessee, any subletting or assignment hereunder shall not release or discharge Lessee of or from any liability, whether past, present or future, under this Lease, and Lessee shall continue fully liable thereunder. Lessor shall have no obligation to agree to such release or discharge. The subtenant or subtenants or assignee shall agree in a form satisfactory to Lessor to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Lessee shall deliver to Lessor promptly after execution an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Consent by Lessor to any assignment of this Lease or to any subletting of the Premises shall not be a waiver of Lessor's rights under this Article X as to any subsequent assignment or subletting.

         Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Article X shall be of no effect and void. Lessor's right to assign its interest in this Lease shall remain unqualified. Lessor may make a reasonable charge to Lessee for any reasonable attorneys' fees or expenses incident to a review of any documentation related to any proposed assignment or subletting by Lessee.

         Notwithstanding anything to the contrary in this Lease, Lessee shall not assign its rights under this Lease or sublet all or any part of the Premises to a person, firm or corporation which is (or, immediately prior to such subletting or assignment, was) a tenant or occupant of the Office Complex owned by Lessor.

         The consent of Lessor to a transfer may not be unreasonably withheld, provided that should Lessor withhold its consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable:

         (a) A proposed transferee whose occupation of the Premises would cause a diminution in the reputation of the Office Complex or the other businesses located therein;

         (b) A proposed transferee whose impact on the common areas or the other occupants of the Office Complex would be disadvantageous; or

         (c) A proposed transferee whose occupancy will require any variation in the terms and conditions of this Lease.

ARTICLE XI. DAMAGE BY FIRE OR OTHER CASUALTY: If fire or other casualty shall render the whole or any material portion of the Premises untenantable, and the Premises can reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event, then Lessor shall repair and restore the Premises and the Office Complex to as near their condition prior to the fire or other casualty as is reasonably possible within such one hundred twenty (120) day period (subject to delays for causes beyond Lessor's reasonable control) and notify Lessee that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). If Lessor is required to repair the Office Complex and/or the Premises, as aforesaid, said work shall be undertaken and prosecuted with all due diligence and speed.

         If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event, then either party, by notice in writing to the other mailed within thirty
(30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

         In the event that more than fifty percent (50%) of the value of the specific office structure of which the Premises is a part is damaged or destroyed by fire or other casualty, and irrespective of whether damage or destruction can be made tenantable within one hundred twenty
(120) days thereafter, then at Lessor's option, by written notice to Lessee, mailed within forty-five (45) days from the date of such damage or destruction, Lessor may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Lessee. Further, if the foregoing damage or destruction results in a materially adverse effect on Lessee's use and enjoyment of the Premises, the Lessee shall have the same right to terminate as is provided to Lessor (and within the same time periods) in the foregoing sentence.

         If fire or other casualty shall render any material portion of the Premises or any material portion of the Office Complex untenantable and the insurance proceeds are not sufficient to make repairs, then Lessor may, by notice to Lessee, mailed within thirty (30) days from the date of such damages or destruction, terminate this Lease effective upon a date within thirty (30) days from the date of such notice. However, Lessee may within fifteen (15) days from Lessor's notice of termination elect to fund the repair cost shortfall and upon making such funds available to lessor or an independent escrowee within fifteen (15) days of Lessee's election notice, Lessor's termination election shall be rescinded, and Lessor shall proceed to repair or restore the Premises and the Office Complex.

         If the Premises or the Office Complex is damaged, and such damage is of the type insured against under the fire and special form property damage insurance maintained by Lessor hereunder, the cost of repairing said damage up to the amount of the deductible under said insurance policy shall be included as a part of the Operating Expenses. If the damage is not covered by such insurance policies and Lessor elects to repair the damage, then Lessee shall pay Lessor a pro rata share of the "deductible amount" (if any) under Lessor's insurance policies based on Lessee's percentage interest of the Premises and, if the damage was due to an act or omission of Lessee, Lessee shall pay Lessor the difference between the actual cost of repair and any insurance proceeds received by Lessor.

         If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event and neither party hereto terminates this Lease pursuant to its rights herein or in the event that more than fifty percent (50%) of the value of the Office Complex is damaged or destroyed by fire or other casualty, and Lessor does not terminate this Lease pursuant to its option granted herein, or in the event that fifty percent (50%) or less of the value of the Office Complex is damaged or destroyed by fire or other casualty and neither the whole nor any material portion of the Premises is rendered untenantable, then Lessor shall repair and restore the Premises and the Office Complex to as near their condition prior to the fire or other casualty as is reasonably possible with all due diligence and speed (subject to delays for causes beyond Lessor's reasonable control) and the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). In no event shall Lessor be obligated to repair or restore any special equipment or improvements installed by Lessee. Anything herein contained to the contrary notwithstanding, Lessor shall not be obligated to spend more than the net insurance proceeds received by Lessor on account of any fire or other casualty in order to repair or restore the Premises or the Office Complex following such casualty; provided, however, Lessor shall notify Lessee promptly after the casualty if Lessor is unwilling to expend more than the net insurance proceeds.

         In the event of a termination of this Lease pursuant to this Article XI, rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty.

ARTICLE XII. EMINENT DOMAIN: If the whole of or any substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and Lessor shall make a pro rata refund of any prepaid rent. All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Lessor, Lessee hereby assigning to Lessor Lessee's interest, if any, in said award. In the event that fifty percent (50%) or more of the building area or fifty percent (50%) or more of the value of the Office Complex is taken by public authority under the power of eminent domain, then, at Lessor's option, by written notice to Lessee mailed within thirty (30) days from the date possession shall be taken by such public authority, Lessor may terminate this Lease effective upon a date within thirty (30) days from the date of such notice to Lessee. Further, if the whole of or any material part of the Premises is taken by public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable for the purposes intended hereunder, upon delivery of possession to the condemning authority pursuant to the proceedings, Lessee may, at its option, terminate this Lease as to the remainder of the Premises by written notice to Lessor, such notice to be given to Lessor within thirty (30) days after Lessee receives notice of the taking. Lessee shall not have the right to terminate this Lease pursuant to the preceding sentence unless (i) the business of Lessee conducted in the portion of the Premises taken cannot be carried on with substantially the same utility and efficiency in the remainder of the Premises (or any substitute space securable by Lessee pursuant to clause
(ii) hereof); and (ii) Lessee cannot secure substantially similar (in Lessee's reasonable judgment) alternate space upon the same terms and conditions as set forth in this Lease (including rental) from Lessor in the Office Complex. Any notice of termination shall specify the date no more than sixty (60) days after the giving of such notice as the date for such termination.

         Anything in this Article XII to the contrary notwithstanding, Lessee shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Lessee's movable trade fixtures and equipment and for moving expenses; provided, however, Lessee shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold; and, provided further, Lessee shall not be entitled to claim any award to the extent the award to Lessor would be reduced below the amount which would be allowed to Lessor absent such claim by Lessee. Anything in this Article XII to the contrary notwithstanding, in the event of a partial condemnation of the Office Complex or the Premises and this Lease is not terminated, Lessor shall, at its sole cost and expense, restore the Premises and Office Complex to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced proportionately based upon the resulting rentable area of the Premises versus the rentable area of the Premises prior to such taking.

ARTICLE XIII. SURRENDER OF PREMISES: On the last day of the term of this Lease, or on the sooner termination thereof, Lessee shall peaceably surrender the Premises in good condition and repair consistent with Lessee's duty to make repairs as herein provided. On or before the last day of the term of this Lease, or the date of sooner termination thereof, Lessee shall, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises, and all property not removed shall be deemed abandoned. Lessee hereby appoints Lessor its agent to remove all property of Lessee from the Premises upon termination of this Lease at the sole cost and risk of Lessee, and Lessor shall not be liable for damage, theft, misappropriation or loss thereof and Lessor shall not be liable in any manner in respect thereto. Lessee shall pay all costs and expenses of such removal. Lessee shall leave the Premises in good order, condition and repair, reasonable wear and tear and damage from fire and other casualty not caused by Lessee excepted. Lessee shall reimburse Lessor upon demand for any expenses incurred by Lessor with respect to removal, transportation or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair. All improvements, alterations, additions, installations and fixtures, other than Lessee's trade fixtures and equipment, which have been made or installed by either Lessor or Lessee upon the Premises shall remain the property of Lessor and shall be surrendered with the Premises as a part thereof, unless Lessee is required to remove same pursuant to the provisions of Article VIII hereof. Lessee shall promptly surrender all keys for the Premises to Lessor at the place then fixed for the payment of rent and shall inform Lessor of the combinations of any vaults, locks and safes left on the Premises.

ARTICLE XIV. DEFAULT OF LESSEE: The occurrence of any one or more of the following events (in this Article sometimes called "Event of Default") shall constitute a default and breach of this Lease by Lessee:

         A. If Lessee fails to pay any Base Rent or Additional Rent payable under this Lease or fails to pay any obligation required to be paid by Lessee when and as the same shall become due and payable, and such default continues for a period of ten (10) days after written notice thereof given by Lessor to Lessee.

         B. If Lessee fails to perform any of Lessee's nonmonetary obligations under this Lease for a period of thirty (30) days after written notice from Lessor; provided that if more time is required to complete such performance, Lessee shall not be in default if Lessee commences such performance within the thirty-day period and thereafter diligently pursues its completion. However, Lessor shall not be required to give such notice if Lessee's failure to perform constitutes a non-curable breach of this Lease. The notice required by this subsection is intended to satisfy any and all notice requirements imposed by law on Lessor and is not in addition to any such requirement.

         C. If Lessee, by operation of law or otherwise, violates the provisions of Article X hereof relating to assignment, sublease, mortgage or other transfer of Lessee's interest in this Lease or in the Premises or in the income arising therefrom.

         D. If Lessee, by operation of law or otherwise, violates the provisions of Article XVI.R relating to compliance with environmental laws.

         E. If (i) Lessee makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Lessee and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease and possession is not restored to Lessee within thirty (30) days; or (iv) if substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease is subjected to attachment, execution or other judicial or non-judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subsection does not constitute an Event of Default and a trustee is appointed to take possession (or if Lessee remains a debtor in possession) and such trustee or Lessee transfers Lessee's interest hereunder, then Lessor shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Lessee hereunder. As used in this subsection, the term "Lessee" shall also mean any guarantor of Lessee's obligations under this Lease. If any such Event of Default shall occur, Lessor, at any time during the continuance of any such Event of Default, may give written notice to Lessee stating that this Lease shall expire and terminate on the date specified in such notice, and upon the date specified in such notice this Lease, and all rights of Lessee under this Lease, including all rights of renewal whether exercised or not, shall expire and terminate, or in the alternative or in addition to the foregoing remedy, Lessor may assert and have the benefit of any other remedy allowed herein, at law, or in equity.

         Upon the occurrence of an Event of Default by Lessee, and at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have, Lessor shall be entitled to the rights and remedies set forth below:

         A. Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall not terminate unless Lessor gives written Notice to Lessee of its intention to terminate this Lease and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall have the immediate right to reenter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Lessor shall elect to so terminate this Lease, then Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including:

                  1. The equivalent of the amount of the Base Rent and Additional Rent which would be payable under this Lease by Lessee if this Lease were still in effect, less

                  2. The net proceeds of any reletting affected pursuant to the provisions of this Article XIV hereof after deducting all of Lessor's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation of the Premises, or any portion thereof, for such reletting.

                  Lessee shall pay such current damages in the amount determined in accordance with the terms of this Article XIV as set forth in a written statement thereof from Lessor to Lessee (hereinafter called the "Deficiency"), to Lessor in monthly installments on the days on which the rent would have been payable under this Lease if this Lease were still in effect, and Lessor shall be entitled to recover from Lessee each monthly installment of the Deficiency as the same shall arise.

         B. At any time after an Event of Default, whether or not Lessor shall have collected any monthly Deficiency as set forth in this Article XIV, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, on demand, as and for final damages for Lessee's default, an amount equal to the then present worth of the aggregate of the Base Rent and Additional Rent and any other charges to be paid by Lessee hereunder for the unexpired portion of the term of this Lease (assuming this Lease had not been so terminated). In the computation of present worth, a discount at the rate of ten percent (10%) per annum shall be employed. If the Premises, or any portion thereof, shall be relet by Lessor for the unexpired term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent received upon such reletting shall be offset against any monies claimed pursuant to this subsection. Nothing herein contained or contained in this
                  Article XIV shall limit or prejudice the right of Lessor to prove for and obtain, as damages, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

         C. Upon the occurrence of an Event of Default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to reenter the Premises to remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. If Lessor shall elect to reenter the Premises, Lessor shall not be liable for damages by reason of such reentry.

         D. If Lessor does not elect to terminate this Lease as provided in this Article XIV then Lessor may, from time to time, recover all rent as it becomes due under this Lease. At any time thereafter, Lessor may elect to terminate this Lease and to recover damages to which Lessor is entitled.

         E. In the event that Lessor should elect to terminate this Lease and to relet the Premises, it may execute any new lease in its own name. In the event that Lessor should not elect to terminate this Lease, it may re-let the Premises to a substitute tenant at the then prevailing market rate. Lessee hereunder shall have no right or authority whatsoever to collect any rent from such substitute tenant. The proceeds of any such reletting shall be applied as follows:

                  1. First, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor, including but not limited to storage charges or brokerage commissions owing from Lessee to Lessor as the result of such reletting;

                  2. Second, to the payment of the costs and expenses of reletting the Premises, including repairs which were required to be performed by Lessee and which Lessor, in its sole discretion, deems reasonably necessary and advisable and reasonable attorneys' fees incurred by Lessor in connection with the retaking of the Premises and such reletting;

                  3. Third, to the payment of rent and other charges due and unpaid hereunder; and

                  4. Fourth, to the payment of future rent and other damages payable by Lessee under this Lease.

         Upon any Event of Default by Lessee, Lessor agrees to use commercially reasonable efforts to mitigate the resulting damages.

Lessee may contest the damage claim of Lessor, if Lessor fails to exert such mitigation effort.

         Lessor shall not be deemed to have terminated this Lease and the Lessee's right to possession of the leasehold or the liability of Lessee to pay rent thereafter to accrue or its liability for damages under any of the provisions hereof, unless Lessor shall have notified Lessee in writing that it has so elected to terminate this Lease. Lessee covenants that the retaking of possession by Lessor or the service by Lessor of any notice pursuant to the applicable unlawful detainer statutes of the state in which the Office Complex is located and Lessee's surrender of possession pursuant to such notice shall not (unless Lessor elects to the contrary at the time of, or at any time subsequent to the service of, such notice, and such election be evidenced by a written notice to Lessee) be deemed to be a termination of this Lease or of Lessee's right to possession thereof.

         All rights, options and remedies of Lessor contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law whether or not stated in this Lease. No waiver by Lessor of a breach of any of the terms, covenants or conditions of this Lease by Lessee shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition therein contained. No waiver of any default of Lessee hereunder shall be implied from any omission by Lessor to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver. The consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent to or approval of any subsequent similar acts by Lessee.

         Lessee shall reimburse Lessor, upon demand, for any costs or expenses incurred by Lessor in connection with any breach or default of Lessee under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include, but not be limited to: legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Lessee shall also indemnify Lessor against and hold Lessor harmless from all costs, expenses, demands and liability incurred by Lessor if Lessor becomes or is made a party to any claim or action (a) instituted by Lessee, or by any third party against Lessee; (b) for foreclosure of any lien for labor or material furnished to or for Lessee or such other person; (c) otherwise arising out of or resulting from any act or transaction of Lessee or such other person; or (d) necessary to protect Lessor's interest under this Lease in a bankruptcy proceeding or other proceeding under Title 11 of the United States Code, as amended. Lessee shall defend Lessor against any such claim or action at Lessee's expense with counsel reasonably acceptable to Lessor or, at Lessor's election, Lessee shall reimburse Lessor for any legal fees or costs incurred by Lessor in any such claim or action.

         In addition, Lessee shall pay Lessor's reasonable attorneys' fees incurred in connection with Lessee's request for Lessor's consent in connection with any act which Lessee proposed to do and which requires Lessor's consent.

         Lessee hereby waives all claims by Lessor's reentering and taking possession of the Premises or removing and storing the property of Lessee as permitted under this Lease and will save Lessor harmless from all losses, costs or damages occasioned Lessor thereby. No such reentry shall be considered or construed to be a forcible entry by Lessor.

ARTICLE XV. SUBORDINATION: This Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed upon the Premises, the Office Complex, the Property or any portion thereof by Lessor or its successors or assigns, and to amendments, replacements, renewals and extensions thereof. Lessee agrees at any time hereafter, upon demand, to execute and deliver any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust or ground lease. It is agreed, nevertheless, that as long as Lessee is not in default in the payment of Base Rent, Additional Rent, and other charges to be paid by Lessee under this Lease and in the performance of all covenants, agreements and conditions to be performed by Lessee under this Lease, then neither Lessee's right to quiet enjoyment under this Lease, nor the right of Lessee to continue to occupy the Premises and to conduct its business thereon, in accordance with the terms of this Lease as against any lessor, lessee, mortgagee, trustee or their successors or assigns shall be disturbed.

         The above subordination shall be effective without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination. Notwithstanding anything hereinabove contained in this Article XV, in the event the holder of any mortgage, deed of trust or ground lease shall at any time elect to have this Lease constitute a prior and superior lien to its mortgage, deed of trust or ground lease, then, and in such event, upon any such holder or landlord notifying Lessee to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or ground lease, and Lessee shall execute such attornment agreement as may be reasonably requested by said holder or Lessor.

         Lessee agrees, provided the mortgagee, ground lessor or trust deed holder under any mortgage, ground lease, deed of trust or other security instrument shall have notified Lessee in writing (by the way of a notice of assignment of lease or otherwise) of its address, that Lessee shall give such mortgagee, ground lessor, trust deed holder or other secured party ("Mortgagee"), simultaneously with delivery of notice to Lessor, by registered or certified mail, a copy of any such notice of default served upon Lessor. Lessee further agrees that said Mortgagee shall have the right to cure any alleged default during the same period that Lessor has to cure such default.

         On or before the commencement of the term of this Lease, Lessor agrees to provide an express "non-disturbance" agreement from the holder of any mortgage or deed of trust in place as of such time.

ARTICLE XVI.  MISCELLANEOUS:


         A. Lessee represents that Lessee has dealt directly with and only with Lee & Associates (Craig Coppola and Bill Blake), as broker, in connection with this Lease and that insofar as Lessee knows, no other broker negotiated or participated in negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith. Lessor and Lessee agree that no broker shall be entitled to any commission in connection with any renewal of the term of this Lease. Lessor shall pay the commission, if any, owed to the "broker" named above for any expansion of the Premises.

         B. Lessee agrees from time to time, upon not less than ten (10) business days prior written request by Lessor, to deliver to Lessor a statement in writing certifying (i) this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect and stating the modifications); (ii) the dates to which the rent and other charges have been paid; (iii) Lessor is not in default in any provision of this Lease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly rental currently payable by Lessee; (v) the amount of any prepaid rent, and (vi) such other factual matters as may be reasonably requested by Lessor or any Mortgagee or prospective purchaser of the Office Complex.

         If Lessee does not deliver such statement to Lessor within such ten
(10) day period, Lessor and any prospective purchaser or encumbrancer of the Premises or the Office Complex may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Lessor; (ii) that this Lease has not been canceled or terminated and is in full force and effect, except as otherwise represented by Lessor; (iii) that the current amounts of the Base Rent and security deposit are as represented by Lessor and that any charges made against the security deposit are uncontested and valid; (iv) that there have been no subleases or assignments of the Lease; (v) that not more than one month's Base Rent or other charges have been paid in advance; and (vi) that Lessor is not in default under the Lease. In such event, Lessee shall be estopped from denying the truth of such facts.

         C. All notices, demands and requests shall be in writing, and shall be effectively served by forwarding such notice, demand or request by certified or registered mail, postage prepaid, or by commercial overnight courier service addressed as follows:

                  (i)      If addressed to Lessee:

                           JDA Software Group, Inc.
                           11811 North Tatum Boulevard
                           Suite 2000
                           Phoenix, Arizona  85018-1626
                           Attn:  Kristen L. Magnuson, CFO

                           with a copy to:

                           JDA Software Group, Inc.
                           11811 North Tatum Boulevard
                           Suite 2000
                           Phoenix, Arizona  85018-1626
                           Attn:  Karen L. Nagel, General Counsel

                  (ii)     If addressed to Lessor:

                           Opus West Corporation
                           2415 East Camelback Road
                           Suite 800
                           Phoenix, Arizona  85016
                           Attn:  Thomas W. Roberts, President

                           with a copy to:

                           Opus U.S. Corporation
                           2415 East Camelback Road
                           Suite 800
                           Phoenix, Arizona  85016
                           Attn:  Daniel T. Haug, Esq.

                           and with a copy to:

                           Opus West Management Corporation
                           2415 East Camelback Road
                           Suite 840
                           Phoenix, Arizona  85016
                           Attn:  Property Manager
                           and with a copy to:

                           Gallagher & Kennedy, P.A.
                           2600 North Central Avenue
                           Phoenix, Arizona  85004-3020
                           Attn:  Mr. Gregory L. Mast

or at such other addresses as Lessor and Lessee may hereafter designate by written notice. The effective date of all notices shall be the time of mailing such notice or the date of delivery to a commercial overnight courier service.

         D. All rights and remedies of Lessor under this Lease or that may be provided by law may be executed by Lessor in its own name, individually, or in the name of its agent, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Article XIV, may be commenced and prosecuted to final judgment and execution by Lessor in its own name or in the name of its agent.

         E. Lessor covenants and agrees that Lessee, upon paying the Base Rent, Additional Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease. Time is of the essence of this Lease and each and every provision contained herein, and any extension of time granted by Lessor to Lessee for the performance of any obligation of Lessee under this Lease shall not be considered an extension of time for the performance of any subsequent obligation of Lessee under this Lease.

         F. The covenants and agreements herein contained shall bind and inure to the benefit of Lessor and its successors and assigns and Lessee and its permitted successors and assigns. All obligations of each party constituting Lessee hereunder shall be the joint and several obligations of each such party.

         G. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

         H. Lessee covenants not to do or suffer any waste or damage or disfigurement or injury to the Premises or the Office Complex and Lessee further covenants that it will not vacate or abandon the Premises during the term of this Lease.

         I. The term "Lessor" as used in this Lease so far as covenants or obligations on the part of Lessor are concerned shall be limited to mean and include only the owner or owners of the Office Complex at the time in question, and in the event of any transfer or transfers or conveyances and an assumption by the assignor or successor of the obligation of "Lessor" herein, the then grantor shall be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Lessor contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Lessor shall be binding on the Lessor, its successors and assigns, only during and in respect to their respective successive periods of ownership.

         In the event of a sale or conveyance by Lessor of the Office Complex or any part of the Office Complex, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions herein contained and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Lessee agrees to attorn to the purchaser or grantee, which purchaser or grantee shall be personally obligated on this Lease only so long as it is the owner of Lessor's interest in and to this Lease.

         J. The marginal or topical headings of the several Articles are for convenience only and do not define, limit or construe the contents of said Articles.

         K. All preliminary negotiations are merged into and incorporated in this Lease, except for written collateral agreements executed contemporaneously herewith.

         L. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. No receipt of money by Lessor from Lessee or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Lessor's consent is required, unless specifically agreed to in writing by Lessor. Any amounts received by Lessor may be allocated to any specific amounts due from Lessee to Lessor as Lessor determines.

         M. Lessor shall have the right to close any portion of the building area or land area to the extent as may, in Lessor's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein. Lessor shall at all times have full control, management and direction of the Office Complex, subject to the rights of Lessee in the Premises, and subject to the approval of Lessee, which approval shall not be unreasonably withheld, Lessor reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number and location of buildings, layout and nature of the Office Complex, to construct additional buildings and additions to any building, and to create additional rentable areas through use and/or enclosure of common areas, or otherwise, and to place signs on the Office Complex. No implied easements are granted by this Lease.

         N. Lessee shall permit Lessor (or its designees), upon not less than twenty-four (24) hours advance notice, to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing, vents, and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Lessor may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Office Complex, but without material disruption to Lessee's use and enjoyment of the Premises.

         O. Employees or agents of Lessor have no authority to make or agree to make a lease or other agreement or undertaking in connection herewith. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon the execution and delivery hereof by the proper officers of Lessor and by Lessee. Lessee confirms that Lessor and its agents have made no representations or promises with respect to the Premises or the making of or entry into this Lease except as in this Lease expressly set forth, and Lessee agrees that no claim or liability shall be asserted by Lessee against Lessor for, and Lessor shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease. This Lease, except for the Building Rules and Regulations, in respect to which subparagraph P of this Article shall prevail, can be modified or altered only by agreement in writing between Lessor and Lessee, and no act or omission of any employee or agent of Lessor shall alter, change or modify any of the provisions hereof.

         P. Lessee shall perform, observe and comply with the Building Rules and Regulations of the Office Complex as set forth on Exhibit B attached hereto and by this reference incorporated herein, with respect to the safety, care and cleanliness of the Premises and the Office Complex, and the preservation of good order thereon, and, upon written notice thereof to Lessee, Lessee shall perform, observe and comply with any changes, amendments or additions thereto as from time to time shall be established and deemed advisable by Lessor for tenants of the Office Complex. Lessor shall not be liable to Lessee for any failure of any other tenant or tenants of the Office Complex to comply with such Building Rules and Regulations. Lessor shall enforce such Building Rules and Regulations in a reasonable, uniform and nondiscriminatory manner.

         Q. Neither party shall use the Premises or permit (which, in the case of Lessor, shall require knowledge and consent) anything to be done in or about the Premises which will, in any way, conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be in force, including, without limitation, those pertaining to indoor air quality, and with the requirements of any fire insurance underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Lessee shall use the Premises and comply with any recorded covenants, conditions, and restrictions affecting the Premises and the Office Complex as of the commencement of the Lease or which are recorded during the lease term.

         R. Neither party shall (either with or without negligence) cause or permit (which, in the case of Lessor, shall require knowledge and consent) the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Lessee shall not allow the storage or use of such substances or materials in any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Office Complex any such materials or substances except to use in the ordinary course of Lessee's business, and then only after written notice is given to Lessor of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Lessee to Lessor upon demand as additional charges if such requirement applies to the Premises. In addition, Lessee shall execute affidavits, representations and the like from time to time at Lessor's request concerning Lessee's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Lessee shall indemnify Lessor in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Lessee is in possession, or elsewhere if caused by Lessee or persons acting under Lessee. The within covenants shall survive the expiration or earlier termination of the term of this Lease.

         S. All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to Operating Expenses and Real Estate Taxes and all obligations concerning the condition of the Premises.

         T. Any claim which Lessee may have against Lessor for default in performance of any of the obligations herein contained to be kept and performed by Lessor shall be deemed waived unless such claim is asserted by written notice thereof to Lessor within thirty (30) days of commencement of the alleged default or of accrual of the cause of action. Furthermore, Lessee agrees to look solely to Lessor's interest in the Office Complex, including the rents therefrom, for the recovery of any judgment from Lessor, it being agreed that Lessor, or if Lessor is a partnership, its partners whether general or limited, or if Lessor is a corporation, its directors, officers or shareholders, or if Lessor is a limited liability company, its members, shall never be personally liable for any such judgment.

         U. Lessee shall furnish to Lessor promptly upon demand, a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by Lessor evidencing the due authorization of Lessee to enter into this Lease.

         V. This Lease shall not be deemed or construed to create or establish any relationship or partnership or joint venture or similar relationship or arrangement between Lessor and Lessee hereunder.

         W. Lessee shall in all respects comply with the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), as the same may be amended from time to time (as amended, the "ADA"), and Lessee agrees to indemnify and save Lessor and its managing agent harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any failure or alleged failure of Lessee to comply with the ADA or arising from any claim made under the ADA in connection with the Premises, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; in case any action or proceeding be brought against Lessor or its managing agent by reason of any such claim, Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessor.

         X. Lessee shall not place, or permit to be placed or maintained, on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door, or that can be seen through the glass, of the Premises except as specifically approved in writing by Lessor. Lessee further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved, in good condition and repair at all times. Lessee agrees at Lessee's sole cost, that any Lessee sign will be maintained in strict conformance with Lessor's sign criteria, if any, as to design, material, color, location, size, letter style, and method of installation.

ARTICLE XVII. MISCELLANEOUS TAXES: Lessee shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Lessee located in the Premises, and when possible, Lessee shall cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Lessee's trade fixtures, furnishings, equipment or other personal property, or Lessee's occupancy of the Premises, shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's personal property.

ARTICLE XVIII. OTHER PROVISIONS: The following are made a part hereof, with the same force and effect as if specifically set forth herein:

         A.       Site Plan - Exhibit A.
         A-1.     Floor Plan - Exhibit A-1
         A-2.     Phase II Site Plan - Exhibit A-2
         B.       Building Rules and Regulations - Exhibit B.
         C.       Rider To Lease - Exhibit C.
         D.       [RESERVED]
         E.       Total Project Cost Illustrative Calculation - Exhibit E.
         F.       Base Building Plans - Exhibit F

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LESSOR:                                      LESSEE:

OPUS WEST CORPORATION, a                     JDA SOFTWARE GROUP, INC., a
Minnesota corporation                        Delaware corporation



By /s/ Thomas W. Roberts                  By /s/ F.M. Pakis
  ----------------------                    -------------------
  Thomas W. Roberts                            Name Frederick M. Pakis
  Its President                                Print
                                               Its: Co-Chairman

                         FIRST AMENDMENT TO OFFICE LEASE
                              SCOTTSDALE NORTHSIGHT

         This First Amendment to Office Lease (the "Amendment") dated as of the 30th day of June, 1998, by and between OPUS WEST CORPORATION, a Minnesota corporation ("Lessor") and JDA SOFTWARE GROUP, INC., a Delaware corporation ("Lessee").

                                    RECITALS

         1. By that Lease dated as of April 30, 1998 (the "Lease") by and between Lessor and Lessee, the parties agreed to lease approximately 95,000 rentable square feet (the "Premises"), within that Office Complex to be constructed by Lessor, west and contiguous to 87th Street and South of Raintree Drive in Scottsdale, Arizona;

         2. Pursuant to Article XXI. DETERMINATION OF AREA OF PREMISES OF THE LEASE, Lessee has the right to give notice to Lessor, prior to the date of the construction permit, to designate additional areas on the first floor of the Building to be included as part of the Premises, and accordingly, this Amendment shall constitute said notice by Lessee, and a revision of the area intended to be the Premises.

         THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         A. Notwithstanding any provision in the Lease to the contrary, the parties agree that the Premises shall be comprised of the entire second (2nd) and third (3rd) floor of the Building, plus (approximately) 20,000 rentable square feet located in the first floor of the Building. Exhibit A-1 attached to this Amendment sets forth the conceptual depiction and location of the Premises as expanded hereby. Such adjustment in the rentable area of the Premises shall be effective for all purposes referenced in the Lease, including, without limitation, in the determination of the Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses, the Tenant Improvement Allowance (although said amount shall continue to be computed based upon usable square feet), the allocation of parking rights pursuant to Article XLIII (i.e. at the rate of six
(6) spaces per 1,000 rentable square feet), and for other purposes set forth in the Lease. Notwithstanding the foregoing, the commencement date memorandum to be executed by the parties pursuant to Article XXVIII of the Lease shall control as to the exact amount of rentable and usable area for the Premises.

         B. Except as specifically modified or amended hereby, the parties confirm and ratify the Lease as enforceable and binding in accordance with its terms and provisions. All capitalized terms not otherwise defined herein shall have the meanings provided in the Lease.

         IN WITNESS WHEREOF, the undersigned parties have executed this Amendment to be effective as of the date first written above.

LESSOR:                                      LESSEE:

OPUS WEST CORPORATION, a                     JDA SOFTWARE GROUP, INC., a
Minnesota corporation                        Delaware corporation


By  /s/ T. W. Roberts                        By /s/ Brent W. Lippman
  Thomas W. Roberts                          Name Brent W. Lippman
  Its President                              Print Brent W. Lippman
                                             Its: Chief Executive Officer

                                   EXHIBIT A-1

                                   FLOOR PLAN

                           [LOCATION OF THE PREMISES]

                                  [FIRST FLOOR]











                                  EXHIBIT A-1
                                 (Page 1 of 3)

                                  EXHIBIT A-1

                                   FLOOR PLAN

                           [LOCATION OF THE PREMISES]

                                 [SECOND FLOOR]











                                  EXHIBIT A-1
                                 (Page 2 of 3)

                                  EXHIBIT A-1

                                   FLOOR PLAN

                           [LOCATION OF THE PREMISES]

                                  [THIRD FOOR]











                                  EXHIBIT A-1
                                 (Page 3 of 3)